SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of February 20, 2015, among Orbital Sciences Corporation, a Delaware corporation (the “New Guarantor”), a subsidiary of Orbital ATK, Inc. (formerly Alliant Techsystems Inc.), a Delaware corporation (the “Company”), the Existing Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company and certain subsidiaries of the Company listed in Schedule I attached hereto (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 2013 (the “Base Indenture”), providing for the issuance of the Company’s 5.25% Senior Notes due 2021 (the “Notes”), as amended and supplemented by the First Supplemental Indenture (together with the Base Indenture, the “Indenture”), dated November 1, 2013, among the Company, the Existing Guarantors and certain former subsidiaries of the Company, and the Trustee;

WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01(a)(7) of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Second Supplemental Indenture without the consent of any holder of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the Subsidiary Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor, the Existing Guarantors and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

5.COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

ORBITAL SCIENCES CORPORATION

By: /s/ Garrett E. Pierce
Name: Garrett E. Pierce
Title: Vice Chair and Chief Financial Officer

ORBITAL ATK, INC.

By: /s/ Garrett E. Pierce
Name: Garrett E. Pierce
Title: Chief Financial Officer

ALLIANT TECHSYSTEMS OPERATIONS LLC
ATK LAUNCH SYSTEMS INC.
ATK SPACE SYSTEMS INC.

By: /s/ Garrett E. Pierce
Name: Garrett E. Pierce
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As trustee

By: /s/ Jonathan Glover
Name: Jonathan Glover
Title: Vice President

Schedule I

ALLIANT TECHSYSTEMS OPERATIONS LLC
ATK LAUNCH SYSTEMS INC.
ATK SPACE SYSTEMS INC.